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                                  ATTACHMENT A

                  2000 STOCK AND TEMPORARY SEVERANCE AGREEMENT


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                           WSFS FINANCIAL CORPORATION

               2000 STOCK OPTION AND TEMPORARY SEVERANCE AGREEMENT

         This 2000 Stock Option and Temporary Severance Agreement (the "2000 Agreement") is made and entered into by and among Wilmington Savings Fund Society, Federal Savings Bank (the "Bank"), WSFS Financial Corporation (the "Company") and Marvin N. Schoenhals (the "Associate") on this 24th day of February, 2000 (the "Effective Date")

         WHEREAS, WSFS, the Company and the Associate entered into an Employment Agreement (the "Employment Agreement") dated May 1, 1993; and

         WHEREAS, the Associate is employed as the president and chief executive officer of the Company and WSFS and the Boards of Directors of the Company and WSFS wish to retain the Associate in such capacity; and

         WHEREAS, the Board of Directors of the Company, the Board of Directors of WSFS and the Associate have determined that it is in the best interests of the Company, WSFS and the Associate to terminate the Employment Agreement in exchange for a one-time stock option grant to the Associate, pursuant to the WSFS Financial Corporation 1997 Stock Option Plan, as amended (the "Plan"); and

         WHEREAS, in order to partially protect the Associate during the vesting period of the stock option grant, the Associate, the Company and WSFS will enter into a transitional severance arrangement, for a term of two years beginning on the Effective Date and ending two years after the Effective Date, as described in this 2000 Stock Option and Temporary Severance Agreement (the "2000 Agreement"); and

         WHEREAS, pursuant to Section 17 of the Employment Agreement, the Employment Agreement may be amended in writing by all involved parties and the parties desire to amend the Employment Agreement so that it is terminated and completely superseded by this 2000 Agreement; and

         WHEREAS, the parties desire to set forth the terms of this 2000 Agreement.

         NOW, THEREFORE, it is AGREED as follows:

         1. Transitional Severance Arrangement.

                  (a) Involuntary Termination. In the event that the employment of the Associate is involuntarily terminated by the Company or WSFS, during the two-year period starting on the Effective Date of this 2000 Agreement and for a reason other than Just Cause, the Company and WSFS shall be jointly and severally responsible for making a lump-sum cash payment to the Associate, within ten days after such termination, determined according to the following formula:

                      Payment = 2 x A x .00137 x (730 - D)

where A equals the Associate's highest annual salary within three years of his date of termination and D equals the number of days between the Effective Date and the date of the Associate's termination. For the purposes of this paragraph, "Just Cause" shall mean termination because of, in the good faith determination of the Company's or WSFS' Board, the Associate's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, continuing material failure to achieve stated employment objectives after reasonable notification

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(which shall be stated in writing and given at least fifteen 15 days prior to termination) by the Board of WSFS or the Company of such failure, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. Notwithstanding the foregoing, the Associate shall not be deemed to have been terminated for Just Cause unless there shall have been delivered to the Associate a copy of a resolution certified by the Secretary as having been duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board of WSFS or the Company at a meeting of the Board called and held for the purpose (after reasonable notice to the Associate and an opportunity for the Associate to be heard before the Board), finding that in the good faith opinion of the Board the Associate was guilty of conduct described above and specifying the particulars thereof.

                  (b) Constructive Termination. The Associate may, within two years after the Effective Date and within 90 days following an event constituting Good Reason, voluntarily terminate employment and be entitled to the lump sum payment described in Section 1(a) hereof. For this purpose, "Good Reason" shall mean the occurrence of any of the following events, which have not been consented to in advance by the Associate in writing: (i) the requirement that the Associate move his personal residence, or perform his principal executive functions, more than thirty-five (35) miles from his primary office as of the Effective Date; (ii) a significant reduction in the Associate's compensation and benefits, taken as a whole; (iii) the assignment to the Associate of duties and responsibilities substantially inconsistent with those normally associated with his position; (iv) a failure of the Associate to be elected or reelected to the Board of Directors of WSFS or the Company; or (v) a material reduction in the Associate's responsibilities or authority (including reporting responsibilities) in connection with his employment with WSFS or the Company.

                  (c) Reimbursement of Golden Parachute Excise Taxes. In the event that accelerated vesting of stock options granted pursuant to this 2000 Agreement, taken together with any other payments or benefits received by the Associate (including, but not limited to, the value of accelerated vesting of stock options other than those granted pursuant to this 2000 Agreement), results in the Associate incurring liabilities for federal golden parachute excise taxes under section 4999 of the Internal Revenue Code, the Company and WSFS shall be jointly and severally liable for making a lump-sum cash payment to the Associate in an amount equal to such excise tax liability, upon the Associate's determination of the liability and WSFS' and the Company's agreement therewith, which shall not be unreasonably withheld.

                  (d) Limitations on Payment. The following sub-paragraphs have been included in this Agreement in order to comply with requirements of the Office of Thrift Supervision ("OTS") at 12 C.F.R. ss.563.39(b) in effect as of the date hereof or at the specific direction of OTS staff.

                           (i) If the Associate is removed and/or permanently
prohibited from participating in the conduct of WSFS' affairs by an order issued under Sections 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act ("FDIA") (12 U.S.C. ss.ss. 1818(e)(4) and (g)(1)), all obligations of WSFS to make cash payments under Section 1 of this 2000 Agreement shall terminate, as of the effective date of the order, but vested rights of the parties and the stock options granted pursuant to this 2000 Agreement shall not be affected.

                           (ii) If WSFS is in default (as defined in Section
3(x)(1) of FDIA), all obligations of WSFS to make cash payments under Section 1 of this 2000 Agreement shall terminate as of the date of default; however, this paragraph shall not affect the vested rights of the parties or the stock options granted pursuant to this 2000 Agreement.

                           (iii) All obligations of WSFS to make cash payments
under Section 1 of this 2000 Agreement shall terminate, except to the extent that continuation of Section 1 of this Agreement is necessary for the continued operation of WSFS: (i) by the Director of the Office of Thrift Supervision ("Director of OTS"), or his or her designee, at the time that the Federal Deposit Insurance Corporation ("FDIC") enters into an agreement to provide assistance to or on behalf of WSFS under the authority contained in Section 13(c) of FDIA; or (ii) by the Director of the OTS, or his or her designee, at the time that the Director of the OTS, or his or her designee approves a supervisory merger to resolve problems related to operation of WSFS or when WSFS is determined by the Director of the OTS to be in an unsafe or unsound condition. Such action shall not affect any vested rights of the parties or the stock options granted pursuant to this 2000 Agreement.
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                           (iv) If a notice served under Sections 8(e)(3) or
(g)(1) of the FDIA (12 U.S.C.ss.ss.1818(e)(3) and (g)(1)) suspends and/or temporarily prohibits the Associate from participating in the conduct of WSFS' affairs, WSFS' obligations to make cash payments under Section 1 of this 2000 Agreement shall be suspended as of the date of such service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, WSFS may, in its discretion, (i) pay the Associate all or part of the compensation withheld while its contract obligations were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

                           (v) Any cash payments made to the Associate pursuant
to this Agreement or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of the FDIA (12 U.S.C. ss. 1828 (k), relating to "golden parachute" and indemnification payments and certain other benefits) and any regulations promulgated thereunder.

                           (vi) Notwithstanding anything herein to the contrary,
total compensation paid out upon the termination of the Associate, including any payments of salary for the remaining term of the Agreement and any severance payments, may not exceed three times the average annual compensation paid to the Associate for the five calendar years ending on the December 31 which immediately preceded such termination. Compensation for purposes of this sub-paragraph 9(e)(6), only, shall include, without limitation, the provision or payment of base salary, commissions, bonuses, pension and profit sharing plans, severance payments, retirement benefits, director and committee fees, fringe benefits, and any expense items paid by WSFS or the Company without accountability of business purposes or that do not meet the IRS requirements for deduction by WSFS or the Company, but does not include the value of the grant or exercise of awards under the 1997 Stock Option Plan or any successor plan.

         2. Stock Option Grant. A stock option for a total of 110,000 shares of Common Stock, par value $.01 per share, of the Company, is hereby granted to the Associate at the price set forth herein, and in all respects subject to the terms, definitions and provisions of the Plan which was adopted by the Company and which is incorporated by reference herein except as otherwise set forth in this 2000 Agreement, receipt of which is hereby acknowledged.

         1. Tax Status of the Option. This Option shall be an incentive stock option ("ISO"), within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), to the maximum extent permitted by law, and shall otherwise be a non-incentive stock option ("Non-ISO").

         4. Option Price. The option price is $14.875 for each share, being in excess of 100% of the fair market value, as determined by the Company's Board of Directors, of the Common Stock on the date of grant of this Option.

         5. Exercise of Option. This Option shall be exercisable in accordance with the provisions of the Plan. Notwithstanding the foregoing, this option shall remain exercisable after the Associate's termination of employment for a reason other than death, Disability, or Just Cause, for the longer of: (i) 30 days, or (ii) the period ending immediately after the twelfth business day following the Company's next release of quarterly or annual financial information occurring after the Associate's termination of employment.


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         (a) Schedule of rights to exercise. The Option will become exercisable according to the following schedule:


        Percentage of Total Shares
      Years of Continuous Employment             Subject to Option Which May
      After Date of Grant of Option                    Be Exercised
    ----------------------------------          ------------------------------

         Upon Grant                                          0%
         1 year but less than 2 years                       20%
         2 years but less than 3 years                      40%
         3 years but less than 4 years                      60%
         4 years but less than 5 years                      80%
         5 years or more                                   100%

         (b) Method of Exercise. This Option shall be exercisable by a written notice by the Associate which shall:

         (i) state the election to exercise the Option, the number of shares with respect to which it is being exercised, the person in whose name the stock certificate or certificates for such shares of Common Stock is to be registered, his address and Social Security Number (or if more than one, the names, addresses and Social Security Numbers of such persons);

         (ii) contain such representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be satisfactory to the Company's counsel;

         (iii) be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Associate, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the Option; and

         (iv) be in writing and delivered in person or by certified mail to the Treasurer of the Company.

         Payment of the purchase price of any shares with respect to which the Option is being exercised shall be by cash, Common Stock owned for more than six months or such combination of cash and Common Stock owned for more than six months as the Associate elects. The certificate or certificates for shares of Common Stock owned for more than six months as to which the Option shall be exercised shall be registered in the name of the person or persons exercising the Option.

         (c) Restrictions on Exercise. This Option may not be exercised if the issuance of the shares upon such exercise would constitute a violation of any applicable federal or state securities or other law or valid regulation. As a condition to the Associate's exercise of this Option, the Company may require the person exercising this Option to make any representation and warranty to the Company as may be required by any applicable law or regulation.

         6. Withholding. The Associate hereby agrees that the exercise of the Option or any installment thereof will not be effective, and no shares will become transferable to the Associate, until the Associate makes appropriate arrangements with the Company for such tax withholding as may be required of the Company under federal, state, or local law on account of such exercise.


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         7. Limited Transferability of Options. The Associate may transfer
Non-ISOs to his spouse, lineal ascendants, lineal descendants or to a duly established trust for their benefit or the benefit of the Associate, provided that such transferee shall be permitted to exercise Non-ISOs subject to all the same terms and conditions applicable to the Associate. Otherwise, this Option is not transferable other than by will and the laws of descent or distribution.

         8. Term of Option. This Option may not be exercisable for more than ten* years from the date of grant of this Option, as stated below, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

         9. Amendments. No amendments or additions to this 2000 Agreement shall be binding unless made in writing and signed by all of the parties, except as herein otherwise specifically provided.

         10. Applicable Law. Except to the extent preempted by federal law, the laws of the State of Delaware shall govern this 2000 Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

         11. Severability. The provisions of this 2000 Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

         12. Headings. Headings contained herein are for convenience of reference only.

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*Five years in the case of an Associate who owns shares representing more than
10% of the outstanding common stock of the Company on the date of grant of this Option.



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         13. Entire Agreement. This agreement shall supersede the Employment
Agreement in its entirety and any other arrangement relating to cash severance compensation between the Associate, the Company or WSFS.

                                          WSFS FINANCIAL CORPORATION


                                          By /s/ DALE E. WOLF
                                             ---------------------------------
                                             Dale E. Wolf, Vice Chairman

                                          Attest                          (Seal)
                                                --------------------------


                                          WILMINGTON SAVINGS FUND SOCIETY,
                                          FEDERAL SAVINGS BANK


                                          By /s/ DALE E. WOLF
                                             ---------------------------------
                                             Dale E. Wolf, Vice Chairman

                                          Attest                          (Seal)
                                                --------------------------


                                          ASSOCIATE


                                          /s/ MARVIN N. SCHOENHALS
                                          -----------------------------------
                                          Marvin N. Schoenhals